Exhibit 10.14

PORTAONE SOFTWARE END USER LICENSE AGREEMENT

This Software End User License Agreement (the “End User Agreement”) is entered into as of 01/05/2005 (“Effective Date”) by and between PortaOne, Inc., a Canadian corporation (“PortaOne”), and GlobalTel IP Inc, a USA corporation (“Licensee” and collectively with PortaOne, the “Parties” and each, a “Party”).

W I T N E S S E T H:

WHEREAS, PortaOne is engaged, inter alia, in the design, development, license, and distribution of certain innovative Products, as defined herein, for the management, tracking and invoicing of VOIP based telephonic businesses with respect to both carrier and individual traffic and is willing to enter into the End User Agreement with Licensee on the terms and conditions set forth herein;

WHEREAS, Licensee wishes to license the Product from PortaOne under the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound hereby, agree as follows:

1.

Defined Terms:

1.1.

“Affected Products” shall have the meaning set forth in Section 8.2 hereof.

1.2.

“Affiliate” shall mean, with respect to a given Person, any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the given Person; “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

1.3.

“Agreement” shall have the meaning set forth in the preamble hereof.

1.4.

“ASP” shall mean Application Service Provider.

1.5.

“ASP User” shall mean a client of Licensee having the right of web access to virtual environment of Licensee but no access or possession of the Product, License USB Dongle, and Confidential Information.

1.6.

“Confidential Information” shall mean any information, product, document or other material of any nature relating to or concerning PortaOne, Suppliers and/or their Affiliates, that is provided or made available to Licensee either before or after the Effective Date, directly or indirectly in any form whatsoever, including in writing, orally, and machine readable, and including, but not be limited to, License USB Dongle, any correspondence, memoranda, notes, e-mails, formulas, samples, equipment, compilations, blueprints, business information, technical information, know-how, information regarding patents, patent applications, software, computer Object Code or Source Code, algorithms, high-level structures, graphic user interfaces, ongoing research and development, business plans, business or marketing strategies or plans, products or product development strategies or plans, information concerning current and future products and services, customers, suppliers and markets, price lists and pricing information, financial statements and forecasts, computerized or other magnetically filed data, methods and techniques, manufacturing processes, developments, inventions, designs, drawings, engineering specifications, hardware configuration information, trade secrets, financial information of PortaOne, Suppliers and/or their Affiliates and any other business records and information, including without limitation the information about this Agreement, the use or disclosure of which might reasonably be construed to be contrary to the interests of such PortaOne, Suppliers and/or their Affiliates, including information of third parties subject to confidentiality obligations and which one PortaOne, Suppliers and/or their Affiliates may share with Licensee, provided, however, that Confidential Information shall not include information which:  (i) that is already in the possession of Licensee before receipt from PortaOne, Suppliers and/or their Affiliates; (ii) is or becomes rightfully in the public domain without no fault of Licensee; (iii) is received by Licensee from a third party who or which is not under any obligation of confidentiality or restriction on use or disclosure concerning such information, or (iv) is disclosed under operation of law to the public or to a third party without a duty of confidentiality.  If Licensee asserts one of the four exceptions to Confidential Information above, then Licensee shall prove such assertion by proper forms of documentary evidence.

1.7.

“Designated Hardware” shall have the meaning set forth in Section 2.1(a).

1.8.

“Documentation” shall mean user manuals, training materials, product descriptions and specifications, technical manuals, supporting materials, maintenance know how, text and graphic elements of all user interfaces and any modifications or upgrades of the foregoing, developed for use in connection with Products and provided or made available by PortaOne or any of its Affiliates from time to time.

1.9.

“Effective Date” shall have the meaning set forth in the preamble hereof.

1.10.

“Environment” means one instance of Software running on the Site, given there can be several Environments running on the same Site providing ASP functionality.

1.11.

“Excluded Territory and Persons” shall have the meaning set forth in Section 3.5(f) hereof.

1.12.

“Fixes” shall have the meaning set forth in Section 2.1(b) hereof.

1.13.

“Intellectual Property Rights” shall mean all Canadian and worldwide (i) inventions (whether patentable or unpatentable, whether or not reduced to practice, and/or whether developed alone or jointly with others), all improvements thereto, patents, patent applications, patent and invention disclosures, and all other rights of inventorship, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos, designs, slogans, product names,  corporate names, together with all of the goodwill symbolized thereby and associated therewith, and registrations and applications for registration thereof and renewals thereof; (iii) copyrights (registered or unregistered), copyrightable works, rights of authorship, and registrations and applications for registration thereof and renewals thereof; (iv) integrated circuit designs, cell libraries, electronic masks, net lists, simulations, mask works, semiconductor chip rights, and registrations and applications for registration thereof and renewals thereof; (v) computer software (including without limitation Source Code, Source Code engines, source data files, and Object Code), software development tools (including without limitation assemblers, compilers, converters, utilities, compression tools), libraries, algorithms, routines, subroutines, commented and documented code, programmer's notes, system architecture, logic flow, data, computer applications and operating programs, databases and documentation thereof; (vi) trade secrets and other confidential information (including without limitation ideas, technologies, know-how, manufacturing and production processes and techniques, research and development information, drawings, schematics, specifications, bill of material, designs, plans, proposals, technical data, pricing data, marketing data, financial records, customer and supplier lists, and other proprietary information), (vii) copies and tangible embodiments thereof (in whatever form or medium), and all modifications, enhancements and derivative works of any of the foregoing; and (viii) all rights to sue and collect remedies for any past, present and future infringement of any of the foregoing, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide.

1.14.

“License” shall have the meaning set forth in Section 2.1 hereof.

1.15.

“License USB Dongle” shall mean a USB compatible devise provided to Licensee by PortaOne confirming the purchase of the license from PortaOne, which may carry the information about the license and the number of permitted users, and, as applicable, an expiration date, and enabling the full functionality of the Product in accordance with the License granted under this Agreement.

.

1.16.

“Licensed Source Code” means the source code files to certain of the applications of the Software provided as part of the Software.

1.17.

“Licensee” shall have the meaning set forth in the preamble hereof.

1.18.

“Licensee System” means the hardware owned and controlled by Licensee on which the Products licensed hereunder are installed and Operated by Licensee pursuant to the terms hereof.

1.19.

“License Fees” for each calendar month shall mean the aggregate of license fees, as indicated on Exhibit A which may be calculated as subscription fees, flat fees, combination thereof or in any other manner agreed by the Parties and as may be amended from time to time upon mutual agreement by the Parties.

1.20.

“Marks” shall mean PortaOne Marks and Suppliers Marks.

1.21.

“Maintenance Releases” and “Patch Releases” mean enhancements, improvements and/or upgrades to Software generally distributed by the PortaOne to its Licensees, which, as determined in the sole discretion of the PortaOne, do not materially change the functionality of the Product(s).

1.22.

“Major Releases” mean significant modifications or improvements to Software generally distributed by the PortaOne to its Licensees.

1.23.

“Notifications” shall have the meaning set forth in Section 11.7 hereof.

1.24.

“Object Code” shall mean computer programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse-assembly, reverse-compiling, or Reverse Engineering.

1.25.

“Operate” to access, download, store, load, install, execute, display, copy the Product into the memory of a computer or otherwise benefiting from using the functionality of the Product in accordance with the Documentation.

1.26.

“Parties” or “Party” shall have the meaning set forth in the preamble hereof.

1.27.

“Person” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, or governmental authority.

1.28.

“PortaCare” shall have the meaning set forth in PortaCare Terms.

1.29.

“PortaCare Fees” mean the fee set forth in PortaCare Terms.

1.30.

“PortaCare Terms” shall mean the services and the terms thereof set forth in Exhibit B attached hereto.

1.31.

“PortaOne” shall have the meaning set forth in the preamble hereof.

1.32.

“PortaOne Marks” shall mean all proprietary indicia and designations of origin, trademarks, trade names, trade dress, service marks, service names, symbols, logos and other distinct brand elements that appear from time to time in properties, products, ventures and services of PortaOne or any of its Affiliates, together with any modifications to the foregoing made by such parties during the Term of this Agreement.

1.33.

“Products” shall mean Software in Object Code, Licensed Source Code and all related Documentation included therewith in any form and on any media and all Fixes, Updates, modifications, enhancements and new releases of the foregoing and those related materials sold and/or used in connection therewith and any other software, materials and products of the Suppliers provided to Licensee by PortaOne pursuant to the terms hereof.

1.34.

“Reverse Engineering” shall mean the examination, disassembly, decompilation, decryption, simulation, code tracing of object code or executable code, debugging, or analysis of the Product or Confidential Information to determine its Source Code, structure, organization, internal design, constituent technologies, algorithms or encryption devices.

1.35.

“Services” shall mean PortaCare and any other services, including training, maintenance, support provided by PortaOne hereunder.

1.36.

“Site” means any server set under Licensee control running the Software.

1.37.

“Software” shall mean any software described in Exhibit A attached hereto and incorporated herein, and including all forms of code, such as Source Code and Object Code, any upgrades, modified versions, Updates, and additions thereto, in any form and on any media including all Fixes, Updates, modifications, enhancements and new releases of the foregoing.

1.38.

“Source Code” shall mean the human-readable form of the computer programming code and related system documentation including all comments and any procedural code such as job control language.

1.39.

“Subscription Period” shall have the meaning set forth in PortaCare Terms.

1.40.

“Suppliers” shall mean one or more of the entities from which the Products or rights to the Products may be or may have been obtained by PortaOne.

1.41.

“Suppliers Marks” shall mean all proprietary indicia and designations of origin, trademarks, trade names, trade dress, service marks, service names, symbols, logos and other distinct brand elements that appear from time to time in properties, products, ventures and services of Suppliers or any of their Affiliates, together with any modifications to the foregoing made by such parties during the Term of this Agreement.

1.42.

“Term” shall have the meaning set forth in Section 10.1 hereof.

1.43.

“Third Party Software” shall have the meaning set forth in Section 3.3 hereof.

1.44.

“Updates” means a subsequent release of the Software that PortaOne generally makes available to its supported licensees at no additional license fee either during the Warranty Period or the period that Licensee has ordered and paid for maintenance and support and shall not include any release, new version, option or future application which PortaOne licenses for a separate charge.

1.45.

“User” shall mean any individual which is an employee or consultant of Licensee that may Operate the Products pursuant to the License granted to Licensee hereunder.

1.46.

“Warranty Period” shall have the meaning set forth in Section 7.2(e) hereof.

2.

License and Appointment of Licensee.

2.1.

Grant by PortaOne.  Subject to the terms and conditions set forth herein, PortaOne hereby grants to Licensee the following rights (the “License”) and Licensee hereby accepts such License:

a).

a non-exclusive, personal, limited, non-transferable (except as otherwise specifically provided herein) perpetual (unless otherwise terminated pursuant to the terms hereof) license (without the right to sublicense) to Operate one (1) copy (unless  multiple licenses are purchased as provided hereunder) of the Product in Object Code, solely on the Licensee’s own computer system and solely for Licensee’s own internal business purposes during the Term of this End User Agreement pursuant hereto provided that for purposes hereof, the term “internal business purpose” shall include renting the use of the Product to ASP Users, and further provided that Licensee acknowledges and agrees that (i) it shall install the Software in the agreed location, as described in detail in Exhibit A hereto (the “Designated Hardware”), and (ii) ensure that Designated Hardware shall be equipped with USB capabilities, (iii)  use the License USB Dongle for activation and Operation of the Software, (iv) not to install any additional software on the Designated Hardware without PortaOne written prior consent, and (v) the actions described in (i)-(iv) herein are deemed crucial and essential for the proper installation and Operation of the Software and Third Party Software;

Initials of Licensee (re 2.1(a))_________

b).

a non-exclusive, personal, limited, non-transferable (except as otherwise specifically provided herein) perpetual (unless otherwise terminated pursuant to the terms hereof) license to Operate and modify one (1) copy of the Licensed Source Code solely to create bug fixes or patches to remedy Bugs within the Product (each such remedy of Bugs referred to as a “Fix”) provided that prior to any such modification Licensee notifies PortaOne regarding any such modification and obtains prior written consent of PortaOne with regard to such modification.  Except as otherwise agreed to by PortaOne, Licensee’s use of the Source Code to create Fixes without the prior consultation and consent of PortaOne shall void any warranties provided by PortaOne hereunder and relieves PortaOne of obligations to Licensee pursuant to PortaCare, if any.  Except as set forth above, Use of the Licensed Source Code is subject to all terms and conditions governing Licensee’s Operation of the Products hereunder.

c).

if Licensee have purchased multiple licenses for the Product, as reflected the License USB Dongle granted to Licensee by PortaOne, then the number of multiple licenses and the licensing terms reflected in the License USB Dongle shall determine the number of copies of the Product Licensee may have, the permitted uses, and the number of Licensee Systems on which Licensee may Operate the Product provided that unless the type of the License and explicit licensing terms, i.e. Site License or Company License as embedded in the License USB Dongle, each purchased license entitles Licensee to install and Operate the Product on one (1) Licensee System;

d).

if Licensee uses different versions of the Product or different language editions of the Product, if Licensee received the Product on multiple media, if Licensee otherwise received multiple copies of the Product, or if Licensee received the Product bundled with other software, the total permitted number of the Licensee Systems on which all versions of the Product are installed shall correspond to the number of licenses Licensee has obtained from PortaOne provided that unless the licensing terms as may be reflected the License USB Dongle provides otherwise, each purchased license entitles Licensee to install and Operate the Product on one (1) Licensee System;

e).

Licensee may not rent, lease, sublicense, lend or transfer any versions or copies of the Product regardless of whether Licensee uses or Operates the Product or not;

f).

Licensee’s appointment as a licensee is not transferable to any third party and any attempt to transfer such appointment shall be void and without effect;  and

g).

PortaOne reserves the right to withhold from the application of this End User Agreement and to make available to Licensee any part, portion or version of Product that was developed for internal use, not-for resale, beta versions, or versions that have been customized pursuant to a specific customer specification.

2.2.

Delivery of Products.  As soon as practicable after Licensee remitted payments pursuant to Section 5.1 hereof, PortaOne shall provide to Licensee a copy of the Product a CD-R (in machine readable form unless otherwise noted) to the address indicated in Section 11.6 or such other shipment location specified pursuant to Section 11.6 or as indicated in the applicable purchase order provided however that PortaOne reserves the right, at its sole discretion, to provide any Product and/or Update by email and/or download.  Licensee shall be responsible for all freight, handling and insurance charges; all shipments shall be made EXW PortaOne’s premises (Incoterms 2002).  Unless given written instructions by Licensee, PortaOne shall select the carrier.

2.3.

User Compliance and User License Acknowledgement.  Licensee shall use its best efforts to ensure compliance of authorized Users and appoint one User entrusted with a custody of the Product and License USB Dongle and installation of the Product and which shall electronically execute PortaOne’s “click-through” User license acknowledgement, if any, by which a User appointed with the custody of the Product and License USB Dongle shall consent and agree to the terms of this End User Agreement.

2.4.

Updates.  PortaOne may provide Licensee with Updates and upgrades to Products in Object Code at its sole discretion in such form as PortaOne find appropriate, from time to time, which Licensee may implement, in its discretion in Operating the Products on the Licensee System.  Licensee, prior to downloading and/or Operating an Update, shall ensure that an authorized representative of Licensee electronically executes an acknowledgement binding Licensee to the terms of the Agreement as amended or supplemented by the applicable Update and accompanying Documentation. If applicable, (i) during the Warranty Period at no charge,  or, (ii) if and as applicable, during the applicable term of Licensee subscription to PortaCare subject to Licensee payment of applicable fees for PortaCare, Licensee may download Updates to the Product when and as PortaOne publishes them through online services.  If the Product is an Update to a previous version of the Product, Licensee must possess a valid license to such previous version in order to use the Update.  Licensee may continue to use the previous version of the Product on Licensee System after Licensee receives the Update to assist it in the transition to the Update, provided that: (i) the Update and the previous version are installed on the same Licensee System; and (ii) and Licensee acknowledges that any obligation that PortaOne may have to support the previous version of the Product may be ended upon availability of the Update.  Except for the rights to free Updates during the Warranty Period, as further defined herein, nothing in this End User Agreement shall be construed as to grant Licensee any rights or licenses with regard to the new release or version of the Product or to entitle Licensee to any new release, version or product.  This End User Agreement does not obligate PortaOne to develop or provide any Updates.  Notwithstanding the foregoing, any Updates that Licensee may receive become part of the Product and the terms of this End User Agreement apply to them (unless this End User Agreement is explicitly superseded by a succeeding end user agreement accompanying such Update or modified version of the Product).

2.5.

Additional Licenses.  The execution of this End User Agreement constitutes the purchase of the number of Licenses for the Products as indicated on Exhibit A.  To order additional Licenses for the Products, Licensee may submit to PortaOne a written purchase order containing (i) the references to Product information set forth in Exhibit A, (ii) the number of the Licenses required, (iii) a specific reference to this End User Agreement and the Effective Date, and (iv) any additional information.  PortaOne reserved the right, at its sole discretion to approve or reject any purchase orders.  Any purchase orders not approved by PortaOne in writing (by issuing an invoice or otherwise) within 10 days after the receipt thereof, shall be deemed rejected.  Unless otherwise specifically agreed by PortaOne in writing, all purchase orders shall be governed by the terms and conditions hereof superseding any pre-printed, “click-through” or additional terms with respect thereto included in any such purchase order.

2.6.

Nature of Distribution.  To the extent that any Product contains or consists of software, the License and Licensee’s appointment grants to Licensee only a license to use and operate such Products, and does not transfer any right, title or interest to any such Product to Licensee or Licensee’s customers or Users.  PortaOne shall sell Products to Licensee only to the extent that such products consist of non-software items on the terms specified herein.  Use of the terms “sell,” “license,” “purchase,” “license fees” and “price” or derivatives thereof shall be interpreted in accordance with this Section 2.6.

2.7.

Additional Protection Measures.  To the extent permitted under applicable law, solely for the purpose of preventing unlicensed use of the Product, the Software may install on the Licensee System technological measures that are designed to prevent unlicensed use, and PortaOne may use this technology to confirm that Licensee has a licensed copy of the Product.  The update of these technological measures may occur through the installation of the Updates.  The Updates will not install on unlicensed copies of the Product.  PortaOne will not collect any personally identifiable information from the Licensee System during this process.

2.8.

Enforcement.  Licensee acknowledges and agrees that PortaOne will be irreparably harmed and money damages would be inadequate compensation to PortaOne in the event the other Licensee breaches any provision of this Section 2.  Accordingly, all of the provisions of this Section 2 shall be specifically enforceable, and PortaOne shall be entitled to injunctive relief against Licensee, in addition to other available remedies, for the Licensee’s breach of any provision of this Section 2.

3.

Obligations of Licensee.

3.1.

 Protection of Goodwill.  Licensee shall use its reasonable efforts to protect and preserve the goodwill and image of the Products and to (i) conduct business in a manner that as much as reasonable possible reflects favorably on the Products and the reputation of PortaOne, Suppliers and their Affiliates; (ii) avoid deceptive, misleading, or unethical practices that are or might be detrimental to PortaOne, Suppliers and their Affiliates, and the Products, or the public; (iii) make no false or misleading representations with regard to PortaOne, Suppliers and their Affiliates, or the Products; and (iv) refrain from knowingly publishing or employing any misleading or deceptive advertising material in any way relating to this End User Agreement or the Product.

3.2.

Ownership.  Licensee agrees that all right, title, and interest in and to Products, including modifications,  derivative works, developments, improvements, enhancements, and all Intellectual Property Rights are, and always shall remain, the sole and exclusive property of PortaOne, Suppliers and/or their Affiliates, as applicable.  Licensee acknowledges that the source code for the Product is proprietary to PortaOne and constitutes trade secrets of PortaOne.  No right to disclose, use, print, copy, or display Products or Software in whole or in part is granted hereby, except as expressly provided herein.  PortaOne, Suppliers and/or their Affiliates, as the case may be, retain the right to market and distribute Products worldwide through retail, distribution, and any other marketing channels as PortaOne, Suppliers and/or their Affiliates may deem appropriate.  Nothing in this End User Agreement shall preclude PortaOne, Suppliers and/or their Affiliates from marketing, distributing, licensing, selling, leasing, maintaining or servicing any Products worldwide through retail, distribution, and any other marketing channels as PortaOne, Suppliers and/or their Affiliates, may deem appropriate with respect to any distributor, dealer or customer, including without limitation, any end users, original equipment manufacturers, licensees or sublicensee.  Licensee hereby acknowledges that PortaOne, Suppliers and/or their Affiliates, as the case may be, may modify, discontinue or add any Products in their sole discretion.

3.3.

Third Party Rights.  Product is capable of Operating in conjunction with or using certain third party software, tools, formats, software or products (“Third Party Software”) for performing input/output processes and PortaOne expressly disclaims any liability relating to such functionality.  Licensee acknowledges the foregoing and agrees to obtain, at its own expense, all necessary licensers, waivers or consents, for use and operation of such Third Party Software, tools, formats, software or products from their respective owners and/or license holders. Licensee acknowledges and agrees that the terms, licenses and restrictions set forth herein may not apply to the Third Party Software provided along with the Products.  Licensee understands and agrees that each file or modules of Third Party Software is licensed by and subject to the terms of use accompanying each module or file thereof and Licensee agrees to be bound by the terms of such licenses, some of which may entitle Licensee to greater or lesser rights with respect to such modules or files than those set forth herein with respect to the Products.  The licenses governing Licensee’s use of Third Party Software or the information and references relating to such licenses are set forth in the Documentation, header files of each file or module of Third Party Software and the list of Third Party Software and applicable licenses is set forth on the website of PortaOne at www.portaone.com/resources/3Dpartylicenses/ published as of the Effective Date.

3.4.

Limitation of Rights.  Licensee may not transfer any rights pursuant to this End User Agreement nor rent (except for rent to ASP Users permitted hereunder), sublicense, lease, loan or resell the Product or the License granted hereunder.  Licensee may not permit third parties to benefit from the use or functionality of the Product via a timesharing, service bureau or other arrangement, except to the extent such use is specified in the application price list, purchase order or product packaging for the Product.  Except as otherwise expressly set forth in this End User Agreement, Licensee, without PortaOne’s advance written consent, shall not (i) modify, decompile, disassemble, decrypt, extract, or otherwise Reverse Engineer the Product, or any part thereof, or to attempt to derive the Source Code or the underlying ideas, algorithms, structure or organization from the Software;  (ii) reproduce any Product except as otherwise expressly provided herein, (iii) adapt in any way, modify, insert, delete, replace, change, prepare or create derivative works or otherwise alter any files in the Product (except as such files may be modified as an incidental effect of the normal installation process), (iv) use any portion of the Product as a stand alone application or with applications other than the Product, (v) attempt to defeat, avoid, bypass, remove, deactivate or otherwise circumvent any software protection mechanisms in the Software, including without limitation any such mechanism used to restrict or control the functionality of the Software, without prior written approval from PortaOne which can be withheld at PortaOne’s sole discretion.  Except as otherwise specifically provided in this End User Agreement, Licensee does not acquire any right to use, disclose, copy, reproduce, publish, or distribute Software, Products or PortaOne Marks and the order of, delivery to, or payment for Products does not convey any other license, expressly or by implication, estoppel or otherwise, under any Intellectual Property Rights owned by PortaOne, Suppliers and/or their Affiliates, including without limitation, the right to produce, modify or enhance any Products. Notwithstanding the foregoing, decompiling the Software is permitted to the extent the laws of the Licensee’s jurisdiction give Licensee the explicit and non-waivable right to do so to obtain information necessary to render the Software interoperable with other software; provided, however, that Licensee must first request such information from PortaOne and PortaOne may, in its discretion, either provide such information to Licensee (subject to confidentiality terms) or impose reasonable conditions, including a reasonable fee, on such use of the Software to ensure that PortaOne’s and its affiliates’ proprietary rights in the Software are protected.  Except for the modification explicitly permitted hereunder, Licensee may not modify, or create derivative works based upon the Product in whole or in part.  Licensee shall not copy the Product except for one (1) copy in the internal secured network or tangible media solely for archival or backup purposes, provided that each such copy must be reproduced with and incorporate all of PortaOne’s protective notices, including PortaOne’s copyright notices and shall not, under any circumstances, copy to public or distributed network.

3.5.

Licensee’s Additional Obligations.  Licensee shall:

a).

keep Confidential Information of the other Party in strict confidence and shall not make use of Confidential Information for any purpose other than in connection with the End User Agreement and to implement reasonable security measures to protect such Confidential Information, but without limitation to the foregoing, shall use best efforts to maintain the security of the License USB Dongle provided to Licensee by PortaOne and/or its authorized resellers or distributors.

b).

notify PortaOne if disclosure of Confidential Information is necessary to comply with the requirements of any law, government order, regulation or legal process prior to such disclosure and Licensee, at PortaOne’s request,  shall use best efforts to seek an appropriate protective order in connection with such legal process and, if unsuccessful, to use best efforts to assure that confidential treatment will be accorded to the disclosed Confidential Information;

c).

not remove any proprietary notices or labels on the Product or the Documentation;

d).

take all necessary steps to ensure compliance by its employees or its other representatives with Licensee’s obligations under this End User Agreement;

e).

in Operating the Product and in using any report or information derived as a result of Operating this Product, comply with all applicable international, national, state, regional and local laws and regulations, including, without limitation, privacy, trademark, patent, anti-spam, copyright and obscenity law and Licensee shall not use the Product for unethical or illegal business practices or in violation of any obligation to a third party in using,  operating, accessing or running any of the Product and shall not knowingly assist any other person or entity to so violate any obligation to a third party;

f).

in exercising its rights and performing its obligations hereunder, comply with all applicable international, national, governmental, quasi-governmental and/or local laws and regulations, including without limitation, relevant embargo and export laws and regulations, and assure that, in connection with performance of its obligations pursuant to this End User Agreement or arising or relating therefrom, no Product, Documentation, Confidential Information or any portion thereof, and any information relating thereto or to this End User Agreement, is exported, transshipped or re-exported, directly or indirectly any to any individual, group, organization, entity or nation in violation of any applicable law (collectively the “Excluded Territory and Persons”);

g).

keep and maintain accurate books, records, reports and customer data relating to the Products for a period of two (2) years; and

h).

ensure that Users are properly trained and possess sufficient knowledge and qualifications in the field.

4.

Trademarks.

4.1.

Marks.  Any and all Marks are and shall remain the exclusive property, respectively of PortaOne, Suppliers and/or of their Affiliates, as the case may be, and, except for the display of the Marks in Operation of the Product, Licensee shall have no rights whatsoever to use or reproduce Marks.

5.

License Fees, Payments and Orders.

5.1.

License Fees Payments.  Unless otherwise instructed by PortaOne Licensee shall as soon as practicable but not later than within 10 days from the Effective Date, remit to PortaOne an amount in US dollars equal to the entire aggregate License Fees, any applicable shipping charges and any additional applicable charges in accordance with Section 5.3 without offset, credit or deduction of any kind except as otherwise agreed by PortaOne in writing.  Licensee shall make all payments invoiced hereunder for any additional Products licensed hereunder within thirty (30) days from the date of PortaOne’s invoice therefor.

5.2.

Method of Payments.  All payments to PortaOne hereunder shall be made by wire transfer to the account designated by PortaOne in accordance with Section 11.6.

5.3.

Taxes and Other Payments; Customs Declaration.  All disbursements, prices and fees payable to PortaOne hereunder, including the License Fees, are exclusive of all federal, state, municipal, or other government, excise, sales, use, occupational, or like taxes now in force or enacted in the future, with the sole exception of PortaOne’s income taxes, and any Licensee's liability for all licensing and royalty fees to third parties (other than for any PortaOne Products or PortaOne Marks) that accrue in connection with the End User Agreement, and therefore, prices are subject to an increase equal in amount to any tax PortaOne may be required to collect or pay upon the sale or delivery of items purchased or licensed.  Notwithstanding anything to the contrary herein, Licensee shall be solely responsible for any value added taxes collections, payments and related registrations arising in any way out of or relating to this End User Agreement.  If a certificate of exemption or similar document or proceeding is to be made in order to exempt the sale from sales or use tax liability, Licensee will obtain and provide PortaOne with such certificate, document or proceeding.  Licensee acknowledges and agrees that any PortaOne shipments of the Products shall accompanied by an invoice, bill of lading, customs declaration and/or any other documentation as may be required indicating the full value of the Product pursuant hereto and may be insured, at the sole discretion of PortaOne, for the full value or any portion thereof.

6.

Services and Maintenance; Privacy Policies.

6.1.

Maintenance.  During the Warranty Period, PortaOne or designee, as applicable per Services Agreement, shall use its commercially reasonable efforts to correct any errors or defects that cause the Products to fail to work in accordance with their published specifications provided to Licensee (“Bugs”) pursuant to the terms provided in PortaCare.  Licensee shall provide PortaOne or designee, as applicable, with a written report of any Bug it discovers, including all materials or information required to reproduce such Bug and classify Bugs pursuant to the terms of PortaCare

PortaOne or designee, as applicable, shall have rights to access Licensee’s Bug database to obtain further information regarding Bug reports.   PortaOne retains the right to implement Bug fixes developed by PortaOne pursuant to this End User Agreement in future versions of Products and to distribute such Bug fixes and details thereof.

6.2.

Warranty Support.  During the Warranty Period, PortaOne or designee, as applicable, shall provide priority e-mail in connection with Products to Licensee’s designated project manager and engineers pursuant to the timelines set forth in PortaCare.

6.3.

Privacy Policy.  Licensee acknowledges receipt of and agrees to PortaOne’s privacy statement which is made available to Licensee in connection with installation and is set forth in full at http://www.portaone.com/privacy/.  Licensee hereby expressly consents to PortaOne’s processing of Licensee’s personal data (which may be collected by PortaOne or its distributors) according to PortaOne’s current privacy policy as of the Effective Date which is incorporated into this End User Agreement by reference.  By entering into this End User Agreement, Licensee agrees that PortaOne may collect and retain information about Licensee, including Licensee’s or its representative’s name, email address and credit card information.  PortaOne employs other companies and individuals to perform certain functions on its behalf, such as fulfilling orders, delivering packages, sending postal mail and e-mail, removing repetitive information from customer lists, analyzing data, providing marketing assistance, processing credit card payments, and providing customer service.  Such third parties may have access to Licensee or End User’s personal information needed to perform their functions, but may not use it for other purposes.  PortaOne publishes a privacy policy on its web site and may amend such policy from time to time in its sole discretion.  Licensee acknowledges that that it had the opportunity to review a more detailed explanation of how Licensee’s information will be stored and used by PortaOne in accordance with the published privacy policy of PortaOne and that it consented to PortaOne’s privacy policy prior to agreeing to this End User Agreement.  Licensee will ensure that each member of Licensee’s organization (including employees and contractors) about whom personal data may be provided to PortaOne has given his or her express consent to PortaOne’s processing of such personal data.  Personal data will be processed by PortaOne or its distributors in Canada.  Canadian laws regarding processing of personal data may be less or more stringent than the laws in Licensee’s jurisdiction.

6.4.

Public Announcements.  PortaOne may identify Licensee to the public as a customer of PortaOne and describe in a customer case study the services and solutions delivered by PortaOne to Licensee.  PortaOne may also issue one or more press releases, containing an announcement of the execution and delivery of this End User Agreement and/or the implementation of the Product by Licensee.  Nothing contained in this Section shall be construed as an obligation by Licensee to disclose any of Licensee’s proprietary or confidential information to any third party.  In addition, Licensee may opt-out from this Section by writing an opt-out request to PortaOne at privacy@portaone.com

7.

Representations and Warranties.

7.1.

Licensee Representations and Warranties.  Licensee represents and warrants that:

a).

it is an entity duly created, formed and organized, validly existing and in good standing under the laws of the jurisdiction of its creation, formation, or organization;

b).

there is no pending or threatened action (or basis therefor) for the dissolution, liquidation, or insolvency of Licensee;

c).

it is duly qualified or licensed as a foreign corporation in each jurisdiction in which its assets are owned or leased, or the nature of its business makes such qualification or licensing necessary;

d).

it has all requisite corporate power and authority necessary to execute and deliver the End User Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

e).

the End User Agreement has been duly authorized, executed and delivered, and constitutes a valid, legal and binding obligation of Licensee enforceable against Licensee in accordance with its terms, subject to any law affecting creditors’ rights; and

f).

the execution, delivery and performance by Licensee of the End User Agreement do not and will not (i) violate any law (including, without limitation, privacy, export control, obscenity and anti-spam laws), (ii) violate any charter document of Licensee, (iii) violate any agreement or order to which Licensee is a party or by which Licensee or its assets are bound, or (iv) require any consent from any Person.

7.2.

  PortaOne Representations and Warranties.  PortaOne represents and warrants that:

a).

there is no pending or threatened action (or basis therefor) for the dissolution, liquidation, or insolvency of PortaOne;

b).

it has all requisite corporate power and authority necessary to execute and deliver the End User Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

c).

the End User Agreement has been duly authorized, executed and delivered, and constitutes a valid, legal and binding obligation of PortaOne enforceable against PortaOne in accordance with its terms, subject to any law affecting creditors’ rights;

d).

it has all the necessary rights, titles, and/or interests, in Products to grant Licensee the rights and licenses contained in this End User Agreement; and

e).

at the time of delivery to Licensee and for a warranty period of one hundred and eighty (180) calendar days thereafter (the “Warranty Period”), the Software and the media on which the Product has been delivered shall be free from defects in workmanship and that Software and Updates shall perform substantially in accordance with the specifications found in the user manual in effect as of the Effective Date and that PortaOne shall correct any such defects and Bugs which arise during the Warranty Period free of charge as provided in Sections 6.1and 6.2, or replace them with error-free copy of the Product provided that nothing herein shall be construed as entitling Licensee to any new releases or versions of the Products and further provided that limited warranties provided in this Section 7.2(e) shall immediately become void in the event (i) the Software has not been properly installed or has not been used at all times in accordance with the instructions for Use, (ii) Licensee undertakes any use, modification or repair to the Products or any part thereof, (iii) Licensee’s employees responsible for operation of the Products do not possess the skills set forth in Exhibit A, as reasonably determined by PortaOne, and (iv) Licensee installs and/or Operates any additional software in violation of Section 2.1(a).  Except as otherwise may be provided in any technical maintenance and support arrangement between the Parties, Licensee shall pay, at PortaOne’s then current rates, for services performed by PortaOne to correct problems or defects not covered by warranty, including, without limitation, those traceable to Licensee’s errors.

8.

DISCLAIMERS; LIMITATIONS TO PRODUCT WARRANTY; LIMITATION OF LIABILITIES.

8.1.

SCOPE OF PRODUCT WARRANTY; DISCLAIMER.  PortaOne’s warranties as to the Products are limited to the warranties set forth in the Documentation; provided, however, that the foregoing warranties are expressly contingent (and shall otherwise be void) upon use of the Products in accordance with such specifications and without misuse, damage, alteration, or modification thereto.  EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, THE PRODUCTS AND SERVICES HEREUNDER ARE PROVIDED “AS IS AND WITH ALL FAULTS” AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, PORTAONE DISCLAIMS ALL OTHER WARRANTIES, OF ANY KIND, EITHER EXPRESS, OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR ANY WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.  PORTAONE DOES NOT WARRANT THAT THE PRODUCTS AND SERVICES HEREUNDER WILL MEET LICENSEE’S OR USERS’ REQUIREMENTS OR WILL OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED BY LICENSEE OR USER OR THAT THE SERVICES HEREUNDER OR THE OPERATION OF THE PRODUCTS WILL BE SECURE, ERROR-FREE, OR UNINTERRUPTED, AND PORTAONE HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

8.2.

Exclusive Remedy.   Other than termination of this End User Agreement due to PortaOne’s breach, as Licensee’s exclusive remedy for any defect or nonconformity in the Product, Licensee shall obtain from PortaOne repair or replacement of the Products containing such defect or nonconformity (“Affected Products”).  In furtherance of such undertaking, if Licensee reasonably believes that any Product contains a defect or nonconformity for which PortaOne is responsible, Licensee shall inform PortaOne of the nature of such defect or nonconformity in reasonable detail and shall request authorization from PortaOne to return the Affected Products to PortaOne for repair or replacement.  All Products so returned shall be shipped prepaid or otherwise delivered to PortaOne’s facility or authorized service center.  If PortaOne fails to repair or replace the Affected Products within a reasonable time after Licensee has so returned them to PortaOne, Licensee shall be entitled to repayment or credit of the original price of the defective or nonconforming Product as its exclusive further remedy.

8.3.

EXCLUSIONS OF DAMAGES AND LIABILITY.  IN NO EVENT WILL PORTAONE BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES UNDER ANY FORM OR THEORY OF ACTION WHATSOEVER, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, EQUITY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, OVERHEAD, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.  THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT THAT APPLICABLE LAW PROHIBITS SUCH LIMITATION.  FURTHERMORE, BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO ALL CIRCUMSTANCES.

8.4.

Limitation on Liability.  If the End User Agreement is expired or terminated pursuant to any provision of hereof, neither Party shall be liable to the other because of such termination, for consequential or incidental damages, including without limitation, loss of profits or goodwill.  Termination shall not, however, relieve either Party of its liability or obligation for any breach or default occurring before the termination.  Notwithstanding any provision to the contrary herein, the liability of PortaOne for any claim whatsoever related to the Products, Services or this End User Agreement, including any cause of action sounding in contract, tort, or strict liability, shall not exceed the greater of Two Thousand Five Hundred ($2,500.00) Dollars or the total amount of payments theretofore paid by Licensee during the previous six month period to PortaOne in connection with the Products relating to such liability.

8.5.

 Applicability.  The limitations and exclusions contained in Sections 8.1 through 8.4 shall apply notwithstanding any failure of essential purpose of any limited remedy.

9.

Indemnification.

9.1.

Indemnification by Licensee.  Licensee shall indemnify, defend and hold harmless PortaOne and its respective officers, directors, shareholders, employees, agents and representatives against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys’ fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of (i) Licensee’s breach or violation of any warranty, covenant or obligation pursuant to this End User Agreement; (ii) any modification, whether authorized or not, of the Product by Licensee, and (iii) any transaction with ASP Users.

10.

Term and Termination.

10.1.

Term.  This End User Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the terms hereof, will remain in full force and effect for until the copyright in each delivered item of the Product expires (the “Term”).

10.2.

Termination.  The Parties may terminate this End User Agreement as provided below:

a).

Licensee and PortaOne may terminate this End User Agreement by mutual written consent at any time;

b).

Licensee may terminate this End User Agreement by giving notice to PortaOne at any time upon a sixty (60) days notice;

c).

Licensee may terminate this End User Agreement by giving notice to PortaOne at any time if PortaOne has breached any representation, warranty, obligation or covenant contained in this End User Agreement in any material respect and this breach has not been cured within a 30 day period;

d).

PortaOne may terminate this End User Agreement by giving notice to Licensee at any time if Licensee has breached any representation, warranty, obligation or covenant contained in this End User Agreement and this breach has not been cured within a sixty (60) day period;

e).

PortaOne may terminate this End User Agreement immediately by notice to Licensee at any time if Licensee has breached any Section 2.1(a) hereof;

f).

either Party may terminate this End User Agreement if the other Party attempts to make an assignment in violation of Section 11.1 below; and

g).

either Party may terminate this End User Agreement (i) if the other Party declares insolvency or bankruptcy, (ii) if a petition is filed in any court and not dismissed in ninety (90) days to declare the other Party bankrupt or for the other Party’s reorganization under bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the rights of creditors; or (iii) if the other Party consents to the appointment of a trustee in bankruptcy or a receiver or similar entity.

10.3.

Licensee Actions upon Termination.  In the event of termination or expiration of this End User Agreement, Licensee shall:

a).

as soon as practicable but not later than ten (10) days after the termination destroy or return to PortaOne all of PortaOne's Confidential Information in Licensee’s possession or under its control and all and every part of the Products and all copies thereof, including, without limitation, any copies installed on any hard-drive or other fixed, electronic, optical, magnetic or other media and any authorized or unauthorized modifications of the Products, and any software into which the Products have been merged (except that if destruction of such software shall be precluded by written agreement, then it shall remove and destroy the Software to the extent so merged with or incorporated within any such software) or as contained in any other form or media;

b).

calculate and pay to PortaOne the License Fees through the date of termination and any other amounts due PortaOne hereunder;

c).

upon request from PortaOne, certify and warrant, within thirty (30) calendar days following such termination, that its has complied with the obligations pursuant to Section 10.3(a) hereunder and that it has complied with all other terms and provisions of this End User Agreement; and

d).

maintain all books, records, business reports and other reports relating to the Products for a period not less than one year (1) year and permit PortaOne to inspect such documents, at PortaOne’s expense, by conducting an audit by an independent reputable accounting firm at least once after the termination of the End User Agreement within such one year period.

10.4.

No Prejudice to Other Rights.  Any termination pursuant to Section 10.2 shall be without prejudice to any other rights or remedies which one Party (referred to in this Section 10.4 as the “nonbreaching Party”) may have in respect of any default by the other Party (referred to in this Section 10.4 as the “breaching Party”). Any failure by the nonbreaching Party to exercise its rights hereunder to terminate or otherwise to enforce or recover damages for any default, breach or non-observance by the breaching Party of any covenant, condition, obligation or term of this End User Agreement will not affect or impair the nonbreaching Party’s right in respect of any subsequent default, breach or non-observance of the same or a different kind, nor will any delay or omission of the nonbreaching Party to exercise any right arising from any default, breach or non-observance affect or impair the nonbreaching Party’s right as to the same or any future default, breach or non-observance provided however, that nothing in this Section 10.4 shall be construed or interpreted as to override any provision in this End User Agreement limiting the remedies of a nonbreaching Party against a breaching Party.

10.5.

Survival of Certain Provisions.   Notwithstanding any provisions to the contrary herein, the provisions of Sections 1, 2.6 - , 2.8, 3.1, 3.2 - 3.4, 3.5(a)-(d), 3.5(f)-(g), 4,  5.3, 6.3, 8, 9, 10.3-10.5, and 11  shall survive the termination or expiration of the End User Agreement and such termination or expiration shall not release Licensee or PortaOne of their respective obligations regarding the Confidential Information, Licensee’s obligations with respect to Intellectual Property Rights or any duties, liabilities or obligations which by the terms hereof or in context are to survive termination.

11.

Miscellaneous Provisions.

11.1.

 Assignment.  This End User Agreement, including without limitation any Licenses granted hereunder, may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party.

11.2.

Governing Law; Jurisdiction.  This End User Agreement shall be governed by and construed and enforced in accordance with the laws of British Columbia, Canada without reference to conflicts of law rules and principles.  This End User Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded.  .Any dispute, controversy or claim arising out of the interpretation or application of the terms of this agreement or any breach thereof shall, unless it is settled by direct negotiation, shall, on the written demand of either Party delivered to the other Party, be determined and settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Washington, D.C.  Any award rendered by the arbitrator shall be final and binding on the Parties and any judgment on such arbitration award may be enforced in any court of competent jurisdiction. Nothing in this Section 11.2 shall prevent PortaOne from seeking or obtaining equitable relief from a court of competent jurisdiction, whether before, during or after arbitration proceedings in accordance with Section 11.3 hereof.

11.3.

Remedies.  If Licensee breaches, or threatens to commit a breach of, any of the covenants set forth herein, PortaOne will be entitled, in addition to any other rights the PortaOne may enjoy, to obtain injunctive or other equitable relief by any court of competent jurisdiction to restrain any actual or threatened breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed that such breach or imminent breach will cause irreparable injury to PortaOne and money damages alone would not be an inadequate remedy and would fail to fully compensate PortaOne for such Licensee's breach.  The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Licensee further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the Parties hereto may have for any failure to perform this Agreement.

11.4.

Legal Expenses.  The prevailing Party in any legal action, including arbitration, brought by one Party against the other and arising out of this End User Agreement shall be entitled, along with any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorney’s fees.  Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose.  Such fees shall be in addition to any other relief that may be awarded.

11.5.

Publicity.  The Parties shall work together to issue publicity and general marketing communications concerning their relationship and other mutually agreed-upon matters provided that PortaOne may identify Licensee as its client in such marketing communications.  In addition, neither Party shall issue such publicity and general marketing communications concerning their relationship without the prior written consent of the other Party (not to be unreasonably withheld or delayed).  Neither Party shall disclose the terms of this End User Agreement to any third party other than its outside counsel, auditors, and financial and technical advisors, except as required by law.

11.6.

Non-solicitation.  Licensee agrees that during the Term of this End User Agreement and for a period of two (2) year thereafter, that it will not, without the prior written approval of PortaOne hire or enter into a contract with any employee, agent or representative of PortaOne to provide services, directly or indirectly, induce or attempt to induce or otherwise counsel, discuss, advise or encourage any employee, consultant, agent or representative of PortaOne to leave or otherwise terminate such person’s relationship with PortaOne.

11.7.

Notices.  All claims, instructions, consents, designations, notices, waivers, and other communications in connection with the End User Agreement (“Notifications”) will be in writing.  Such Notifications will be deemed properly given (a) when received if delivered personally, (b) if delivered by facsimile transmission when the appropriate telecopy confirmation is received; (c) upon the receipt of the electronic transmission by the server of the recipient when transmitted by electronic mail, or (d) within three (3) days after deposit with an internationally recognized express delivery service, in each case when transmitted to a Party at the following address or location:

If to PortaOne:

PortaOne, Inc.

Westwood Corporate Centre

Suite 200, 2963 Glen Drive

Coquitlam, BC

V3B 2P7 Canada

email: contact@portaone.com

attention: Oleksandr Kapitanenko

facsimile: +1 866 747 8647

with a copy to (which shall not constitute notice):

International Legal Counsels PC

901 N. Pitt Street

Suite 325

Alexandria, VA 22314

attention: Dmitri I. Dubograev, Esq.

e-mail: info@legal-counsels.com

facsimile: 202.318.0723

If to Licensee:

to address indicated on the execution page.

Either Party may send any Notification hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other notice in the manner herein set forth.

11.8.

Independent Contractors. The relationship of PortaOne and Licensee established by this End User Agreement is that of independent contractors and nothing contained in this End User Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, franchisor-franchisee, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Licensee to create or assume any obligation on behalf of PortaOne for any purpose whatsoever.  Except for the rights of Licensee set forth in this End User Agreement, Licensee shall be solely responsible for developing and implementing its business and marketing plans and its operations.

11.9.

Severability.  If this End User Agreement or any provision thereof is, or the transactions contemplated hereby are, found by a court of competent jurisdiction to be invalid, void, unenforceable for any reason or inconsistent or contrary to any valid applicable laws or official orders, rules and regulations, in whole or in part, the inconsistent or contrary provision of this End User Agreement shall be null and void and such laws, orders, rules and regulations shall control and, as so modified, this End User Agreement shall continue in full force and effect and the remaining provisions of this End User Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; provided, however, that nothing herein contained shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction.

11.10.

No Waiver.  No provision of the End User Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision.  No waiver of any provision in the Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision.  In addition, a waiver of any breach or a failure to enforce any term or condition of the End User Agreement will not in any way affect, limit, or waive a Party’s rights under the End User Agreement at any time to enforce strict compliance thereafter with every term and condition of the End User Agreement.

11.11.

Force Majeure.  Except for the obligation to make payments, nonperformance of either Party shall be excused to the extent the performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions.

11.12.

Further Assurances.  The Parties will each perform such acts, execute and deliver such documents and instruments, and do such other things as may be reasonably requested to accomplish the transactions contemplated by this End User Agreement and to carry out the purpose and intent hereof.

11.13.

No Third Party Beneficiaries.  This End User Agreement is solely for the benefit of the Parties and, except as otherwise provided herein, no other Person will have any right, interest, or claim under this End User Agreement

11.14.

Entire Agreement.  With the exception of prior Non-Disclosure Agreements, if any, the End User Agreement, together with the exhibits, attachments and appendices hereto, constitutes the entire agreement and understanding between the Parties or any of their Affiliates with respect to its subject matters and supersedes all prior agreements, understandings and representations, written or oral, to the extent they relate in any way to the subject matter of the End User Agreement.

11.15.

Notice to U.S. Government End Users.  The Product and accompanying Documentation are deemed to be “Commercial Items,” as that term is defined at 48 C.F.R. §2.101, consisting of “Commercial Computer Software” and “Commercial Computer Software Documentation,” respectively, as such terms are used in 48 C.F.R. §12.212 or 48 C.F.R. §227.7202, as applicable.  Consistent with 48 C.F.R. §12.212 or 48 C.F.R. §§227.7202-1 through 227.7202-4, as applicable, the Commercial Computer Software and Commercial Computer Software Documentation are being licensed to U.S. Government end users (a) only as Commercial Items and (b) with only those rights, including any use, modification, reproduction, release, performance, display or disclosure of the Product and accompanying Documentation, as are granted to all other end users pursuant to the terms and conditions herein.  Unpublished-rights reserved under the copyright laws of the United States and Canada.

11.16.

Counterparts of the End User Agreement.  The End User Agreement may be separately executed by the Parties in two (2) or more counterparts and all such counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument and will be binding on the Parties as if they had originally signed one copy of the End User Agreement.  Delivery of a copy of this End User Agreement or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

[SIGNATURE PAGES FOLLOW]

execution page 1 of 1

IN WITNESS WHEREOF, each of the undersigned Parties has caused this Software End User Agreement to be duly executed in its corporate name by one of its authorized representatives, all as of the date first set forth above.

PORTAONE SNS	Smart Network Solutions (SNS) , a PortaOne Inc. reseller. By: __/s/ Richard Steixner_________________ Name: Richard Steixner Title: VP of Sales
LICENSEE

GlobalTelIP

By: __/s/ Larry M. Reid_________

Name: Larry M. Reid

        Title:  Chief Financial Officer

Address for Notifications:

GlobalTelIP Inc

7999 N. Federal Hwy

Suite 400

Boca Raton, Florida 33487

attention: Mr. Larry M. Reid

e-mail: larry@globaltelip.com

telephone: (561) 939-3300

facsimile:  (561) 939-1335

TABLE OF EXHIBITS

EXHIBIT A	TYPE OF LICENSE; SOFTWARE AND PRODUCTS, LICENSE FEES, LIMITED INSTALLATION AND TRAINING SERVICES, & USER REQUIREMENTS
EXHIBIT B	PortaCare (TERMS AND CONDITIONS; APPLICABLE FEES)

Ex-1

EXHIBIT A

TYPE OF LICENSE; SOFTWARE AND PRODUCTS, LICENSE FEES,

SERVICES & USER REQUIREMENTS

A.

LICENSED PRODUCTS

#	Product	# of licensed instances	Type of license	Expiration date	Aggregate fees, USD	MySQL License#/ Type/Expiration
1	PortaBilling100	1 (one)	Commercial	Never	67,200	/Pro/Never
2	PortaSIP	1(one)	Commercial	Never		/Pro/Never
3	PortaUM	1(one)	Commercial	Never		/Pro/Never
Discount
TOTAL US Dollars					67,200

B.

SERVICES

#	Service	Description	Aggregate fees, USD
1	Installation, Post-installation Monitoring	15 hours of network monitoring following the installation	Free
2	Training program	2 days (16 hours) StartBilling! Training program
TOTAL

The times of PortaOne’s performance of the foregoing services shall be as mutually agreed to between the Parties following installation of the Products by Licensee.

C.

PRODUCT INFORMATION.

Designated Hardware Location * - MANDATORY FIELDS

Domain (host) name:

PB-100 Master

* _________________________________________

PB-100 Slave

*_________________________________________

PortaSIP

* _________________________________________

PortaUM

* _________________________________________

IP Address

PB-100 Master

* _________________________________________

PB-100 Slave

* _________________________________________

PortaSIP

* _________________________________________

PortaUM

* _________________________________________

Location

* _________________________________________

D.

NO HARDWARE SUPPLIED.

PortaOne publishes the recommended hardware to be used for Operating the Software from time to time on its internet website, Documentation and software discussion forums

Ex-2

(forum.portaone.com).  NOTWITHSTANDING THE FOREGOING, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE AGREEMENT, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS REQUIRING PORTAONE TO PROVIDE, SUPPLY, PURCHASE OR BE RESPONSIBLE FOR PROCURING OR MAINTAINING ANY HARDWARE REQUIRED FOR OPERATION OF THE SOFTWARE.

Ex-3

EXHIBIT B

PORTACARE

(TERMS AND CONDITIONS; APPLICABLE FEES)

1.

 PORTACARE SUBSCRIPTION.

a).

The term “Subscription Term” shall mean a successive uninterrupted calendar period ending on the later of:

i).

6 months from the Effective Date;

ii).

the expiration of the subsequent period after the Warranty Period for which the applicable PortaCare Fees are paid by Licensee.

b).

Notwithstanding anything to the contrary herein, Subscription Term shall terminate immediately upon termination of the Agreement.

2.

PORTAONE OBLIGATIONS

a).

PortaOne Services.  During the Subscription Period, Licensee shall be entitled to the following Services provided by PortaOne:

i).

PortaCare;

ii).

verification and correction of identified program errors and Bugs in the Software; and

iii).

all Patch and Maintenance Releases of the Software.

b).

During the Subscription Period and subject to the terms and conditions of the Agreement, Licensee shall have the right to purchase licenses to all Major Releases of the Software at a 50% discount from its standard retail prices.

c).

PortaOne shall continue to provide support of one (1) Maintenance Release issued prior to the latest Major Release for a period of 120 days from the date on which the Major Release was generally made available to the PortaOne’s customers.

3.

PORTACARE 24x7.

a).

PortaOne’s PortaCare 24X7 (“PortaCare”) shall mean and include the following Services by PortaOne:

i).

Priority-based email response 24 hours a day, 365 days a year as set for the in subsection (b) below;

ii).

Initial system configuration and testing after the setup performed by Licensee;

iii).

Security: IP firewall policy and setup, security monitoring;

iv).

Storage: log file rotation and compressing, disk space monitoring, backup policy and setup;

v).

Database: replication monitoring/recovery;

vi).

NTP;

Ex-4

vii).

DNS: Dealing with DNS provider on issues of forwarding and reversing DNS resolution;

viii).

OS upgrade scheduling; and

ix).

Third Party Software upgrade scheduling (PERL/modules/apache etc.) and performing.

b).

priority email response shall be provided as follows:

	Issue	Response time
Priority 1	Licensee’s network is down or severely corrupted, and/or business operations are critically impacted.	Immediate – 1 hour
Priority 2	Licensee’s network is severely corrupted.	1-2 hours
Priority 3	Licensee’s network operation is impaired, though is generally functional.	4-8 hours
Priority 4	Licensee requests configuration or scheduled assistance to optimize performance of PortaOne systems in Licensee’s network.	24-48 hours

PortaOne reserves the right to confirm/modify the level of Service level acknowledgment hereof based on the type of license to Products purchased by Licensee.

c).

Notwithstanding anything to the contrary herein, the following shall not be included in the Services offered by the PortaOne pursuant to the terms of the Agreement and PortaCare and PortaOne shall not be obligated to provide the following:

i).

repair or replacement of the Products required as a result of causes other than normal use, including, without limitation, repair, maintenance, alteration or modification of the Products by persons other than the PortaOne or the PortaOne’s authorized personnel; accident, fault or negligence of Licensee; operator’s error or improper use or misuse of the Products; or causes external to the Product such as, but not limited to, failure of electrical systems, fire, or water damage;

ii).

repair or replacement required due to modifications to the Product made by Licensee, or the use of the Product with software or equipment other than the software, hardware or equipment, which the Product was originally licensed for use with; or

iii).

maintenance support caused by Licensee’s noncompliance with provisions of the Agreement.

4.

LICENSEE OBLIGATIONS

a).

PortaOne’s obligations under PortaCare shall be subject to Licensee’s compliance with the following terms and conditions:

i).

Licensee shall continue Subscription Term uninterrupted;

ii).

Licensee shall Operate the Software at the then current Major Release;

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iii).

Licensee shall use reasonable efforts  to isolate and document errors in Software;

iv).

Licensee shall ensure that the Licensee’s Server Hosting facility shall provide network access to system console port, and allow automated monitoring tools sending messages to PortaOne’s maintenance engineers; and

v).

Licensee shall identify a limited number of Licensee’s contact persons familiar with Licensee’s software Environment and such persons shall be designated by Licensee as being primarily responsible for requesting Services from PortaOne on behalf of Licensee.

b).

If Licensee wishes not to renew or continue PortaCare, Licensee shall give PortaOne a two-week Notification prior to the expiration of the applicable Subscription Period.

c).

Notwithstanding anything to the contrary herein, Licensee obligations hereunder shall be in addition to and not in lieu of Licensee’s covenants and warranties under the Agreement.

5.

FEES, PAYMENT AND TERMS

a).

Licensee shall pay the per Environment fee associated with the support services described in the annual and semi-annual options hereof as follows (the “PortaCare Fees”):

Product/Terms	PB100 (USD)	PB100+PortaSIP (USD)	PB100+PortaSIP+PortaUM (USD)
Annual	6,200	9,600	12,700
Semi-annual	3,300	4,900	6,700

Product/Terms	PB100 SMP (USD)	PB100SMP +PortaSIP (USD)	PB100SMP +PortaSIP+PortaUM (USD)
Annual	9,900	11,700	14,700
Semi-annual	5,200	6,200	7,800

b).

The extension fees shall be as follows:

Product/Terms (USD)	Stand by Master (USD)	Secondary PortaSIP (USD)	Stand by Master SMP (USD)
Annual	3,700	2,800	5,500
Semi-annual	2,000	1,500	2,900

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c).

PortaCare Services shall be prepaid by Licensee annually or semi-annually net 15 days of the invoice provided that unless Licensee shall give PortaOne a prior two weeks Notification of its intent not to renew Subscription Period hereunder, PortaOne shall be authorized to charge the applicable PortaCare Fees to Licensee’s credit card on file with PortaOne one week prior to commencement of applicable subsequent Subscription Period.  Notwithstanding anything to the contrary herein, unless otherwise agreed by PortaOne in writing, the Subscription Period shall be deemed expired on the last day of the Warranty Period or paid the  period for which PortaCare Fees have been paid, whichever is later, if applicable PortaOne’s invoice for the subsequent period is not paid by Licensee when due.

Initials of Licensee  _________

d).

Licensee shall pay additional service fees at a rate of 110 USD/hour (with a minimum of 10 minute charge per each request) during normal business days and 150 USD/hour (with a minimum of 10 minute charge per each request) during weekends and holidays for types of services requested by Licensee other than Services provided under PortaCare.  Such fees are due and payable net 15 days of the invoice.

e).

If the Subscription Period expires or is terminated for any reason, Licensee may reinstate PortaCare coverage and commence a new Subscription Period only upon PortaOne’s approval, which may be withheld at its sole discretion, and upon the terms and conditions as set forth by PortaOne.

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